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                                                                       EXHIBIT 5



                              ROBERTSON & WILLIAMS
                        Attorneys and Counselors at Law

                           6108 North Western Avenue
                       Oklahoma City, Oklahoma 73118-1044
                      (405) 848-1944 * Fax (405) 843-6707



                               September 26, 1996


Avalon Community Services, Inc.
13401 Railway Drive
Oklahoma City, Oklahoma 73114


                  Re: Form S-2 Registration Statement

Gentlemen:

    We have acted as counsel to Avalon Community Services, Inc., a Nevada corporation ("Company"), in connection with the registration under the Securities Act of 1933, as amended ("Act"), of certain Company securities consisting of 515,000 shares of common stock, par value $0.001 per share ("Common Stock") of which 440,000 is offered by the Company and 75,000 is offered by selling shareholders, and warrants in various classes to purchase up to 440,000 shares of Common Stock at various exercise prices per share.

    A Registration Statement on Form S-2 under the Act with respect to the shares of Common Stock, the warrants and the shares of Common Stock of the Company underlying the warrants is being filed with the Securities and Exchange Commission on September 26, 1996.

    We have examined and are familiar with originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion hereinafter set forth.

    Based on the foregoing, it is our opinion that:

    1. The shares of Common Stock and the warrants to be sold by the Company in the manner described in the Registration Statement, will, upon payment therefor and delivery thereof, be validity issued securities of the Company, fully paid and non-assessable;

    2. The shares of Common Stock to be sold by the selling shareholders are validly issued, fully paid and non- assessable shares; and

    3. The shares of Common Stock of the Company issuable upon the proper exercise of the warrants have been reserved by the Company for issuance and will, upon payment therefor and delivery thereof in accordance with the terms of such warrants, be validly issued, fully paid and non-assessable.
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September 26, 1996
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    The opinion expressed herein is as of the date hereof, is rendered solely to Avalon Community Services, Inc. in connection with the transaction described herein, and may be relied upon only by Avalon Community Services, Inc. for the specific purposes herein set forth. Any other use of this opinion without our express consent is prohibited.

    We consent to the use of this opinion as an Exhibit to the above mentioned Registration Statement and to the use of our name in such Registration Statement and the Prospectus included therein under the heading "Legal Matters".





                                             Very truly yours,

                                           ROBERTSON & WILLIAMS,
                                         A Professional Corporation


                                       By:
                                          ---------------------------
                                             Mark A. Robertson


MAR:dt